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                                                                     EXHIBIT 5.0

                                  Law Offices
                     Elias, Matz, Tiernan & Herrick L.L.P.
                                  12th Floor
                             734 15th Street, N.W.
                             Washington, DC 20005
                            Telephone 202-347-0300
                            Facsimile 202-347-2172


                                 July 31, 1996



Board of Directors
R&G Financial Corporation
280 Jesus T. Pinero Avenue
Hato Rey, San Juan, Puerto Rico 00918

Gentlemen:

     We have acted as special counsel to R&G Financial Corporation (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, of the Registration Statement on Form S-1 (the "Registration Statement"), relating to the issuance of shares of the Company's Class B common stock, par value $0.01 per share (the "Class B Shares"), with a proposed maximum aggregate offering price of up to $39,945,925. In this regard, we have examined the Certificate of Incorporation, as amended, and Bylaws of the Company, resolutions of the Board of Directors of the Company and such other documents and matters of law as we deemed appropriate for the purposes of this opinion.

     Based upon the foregoing, we are of the opinion as of the date hereof that the Class B Shares have been duly and validly authorized, and when issued in accordance with the terms of the Prospectus contained in the Registration Statement and upon the receipt of the consideration required thereby, will be legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Company's Registration Statement and to the references to this firm under the heading "Legal Matters" in the Prospectus contained in the Registration Statement.


                                       Very truly yours,

                                       ELIAS, MATZ, TIERNAN & HERRICK L.L.P.


                                       By: /s/ Norman B. Antin
                                           ------------------------------------
                                           Norman B. Antin, a Partner